Exhibit 99.1
FOR IMMEDIATE RELEASE
NanoString Technologies Releases Operating Results for First Quarter of 2016
Revenue Growth Driven by Strong Consumable Pull-Through and Diagnostic Collaborations

SEATTLE - May 5, 2016 - NanoString Technologies, Inc. (NASDAQ:NSTG), a provider of life science tools for translational research and molecular diagnostic products, today reported financial results for the first quarter ended March 31, 2016.

First Quarter Financial Highlights

•	Total revenue of $14.7 million, 27% year-over-year growth

•	Total product and service revenue of $12.1 million, 12% year-over-year growth

•	Consumables revenue of $8.0 million, including $0.8 million of Prosigna® IVD kits, 35% year-over-year growth

•	Instrument revenue of $3.4 million, 22% year-over-year decline

•	Collaboration revenue of $2.6 million

“We continue to strengthen our leadership in precision oncology on all fronts, while our new biopharma partnerships helped deliver positive operating cash flow during the first quarter,” said president and chief executive officer, Brad Gray. “We generated 27% year-on-year revenue growth despite lower than expected instrument sales, as some orders slipped into the second quarter. We have seen a strong recovery in instrument sales during April, expect instrument revenue growth to normalize over the balance of the year, and reiterate our guidance for total revenue of $86 to $90 million for fiscal year 2016.”

Recent Business Highlights

•	Grew installed base to over 370 nCounter® Analysis Systems at March 31, 2016

•	Introduced the nCounter Vantage™ portfolio of assays that power 3D Biology experiments in cancer research, including immuno-oncology

•	Presented first proof-of-concept data for digital immunohistochemistry (IHC), a novel technology to simultaneously count multiple protein targets in the spatial context of tumor tissue biopsies

•	Entered into a collaboration with HalioDx SAS to develop gene expression assays for assessing response to cancer immunotherapies using the nCounter system

•	Received favorable final Medicare local coverage determination for Prosigna® by Noridian Healthcare Solutions and Novitas Solutions, Inc. covering 22 states

•	Entered into two collaborations with Merck and with Medivation and Astellas to develop and commercialize novel diagnostic tests to predict drug response

First Quarter Financial Results
Revenue for the three months ended March 31, 2016 increased by 27% to $14.7 million, as compared to $11.6 million for the first quarter of 2015. Instrument revenue was $3.4 million, down 22% versus the prior year period, resulting from seasonal trends compounded by slower than expected conversion of sales opportunities into orders, as well as a lower overall average selling price resulting from the mid-2015 launch of the nCounter SPRINT™ Profiler. Consumables revenue, excluding Prosigna, was $7.2 million for the first quarter of 2016, 31% higher than in the comparable 2015 quarter. Prosigna IVD kit revenue was $0.8 million for the quarter, and collaboration revenue totaled $2.6 million. Gross margin on product and service revenue was 52% for the first quarter of 2016, up from 51% for the first quarter of 2015.

Research and development expense increased by 22% to $7.2 million for the first quarter of 2016 versus $5.9 million for the first quarter of 2015, reflecting increased costs associated with collaboration activities and new products and technologies under development for the life science research market. Selling, general and administrative expense was $14.9 million for the first quarter of 2016 compared to $14.1 million for the prior year period.

Net loss for the three months ended March 31, 2016 declined to $14.6 million, or a loss of $0.74 per diluted share, compared with $14.9 million, or a loss of $0.81 per diluted share, for the first quarter of 2015.

Outlook for 2016
The company's financial outlook for 2016 is unchanged, and includes:

•	Total revenue in the range of $86 million to $90 million

•	Gross margin on product and service revenues in the range of 54% to 55%

•	Operating expenses in the range of $94 million to $99 million

•	Operating loss in the range of $40 million to $43 million

•	Net loss per share in the range of $2.30 to $2.45

•	Cash from collaborations in 2016 in the range of $40 million to $45 million

Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss quarterly operating results and answer questions. Individuals interested in listening to the conference call may do so by dialing (888) 793-9492 for domestic callers, or (734) 385-2643 for international callers, or from the webcast link in the investor relations section of the company’s website at: www.nanostring.com. A replay of the call will be available beginning May 5, 2016 at 7:30pm ET through midnight on May 6, 2016. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 87491467. The webcast will also be available on the company’s website for one year following the completion of the call.

About NanoString Technologies, Inc.
NanoString Technologies provides life science tools for translational research and molecular diagnostic products. The company's nCounter Analysis System has been employed in life sciences research since it was first introduced in 2008 and has been cited in more than 1,000 peer-reviewed publications. The nCounter Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision, facilitating a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The company's technology is also being used in diagnostics. The Prosigna® Breast Cancer Prognostic Gene Signature Assay together with the nCounter Dx Analysis System is FDA 510(k) cleared for use as a prognostic indicator for distant recurrence of breast cancer. In addition, the company is collaborating with multiple biopharmaceutical companies in the development of companion diagnostic tests for various cancer therapies, helping to realize the promise of precision oncology.

For more information, please visit www.nanostring.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the expected growth of the company’s business, the capabilities of its current and future products, its ability to develop new cancer diagnostics to aid in the treatment of cancer patients, including ts ability to develop, maintain or expand collaborative relationships, and its estimated 2016 operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; delays or denials of reimbursement for diagnostic products; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or clinical studies; adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.

The NanoString Technologies logo, NanoString, NanoString Technologies, nCounter, nCounter SPRINT, nCounter Vantage, 3D Biology, and Prosigna are registered trademarks or trademarks of NanoString Technologies, Inc. in various jurisdictions.

Contact
Mark Klausner of Westwicke Partners
mark.klausner@westwicke.com
(443) 213-0501

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue:
Instruments	$3,402	$4,369
Consumables	7,208	5,503
In vitro diagnostic kits	754	381
Services	772	579
Total product and service revenue	12,136	10,832
Collaboration	2,561	761
Total revenue	14,697	11,593
Costs and expenses:
Cost of product and service revenue	5,870	5,340
Research and development	7,208	5,916
Selling, general and administrative	14,904	14,125
Total costs and expenses (a) (b)	27,982	25,381
Loss from operations	(13,285)	(13,788)
Other income (expense):
Interest income	68	67
Interest expense	(1,315)	(984)
Other expense	(71)	(189)
Total other income (expense), net	(1,318)	(1,106)
Net loss before provision for income taxes	(14,603)	(14,894)
Provision for income taxes	—	—
Net loss	$(14,603)	$(14,894)
Net loss per share, basic and diluted	$(0.74)	$(0.81)
Shares used in calculating basic and diluted net loss per share	19,669	18,310

(a) Includes $1.9 million and $1.3 million of stock-based compensation expense for the three months ended March 31, 2016 and 2015, respectively.

(b) Includes $0.7 million and $0.5 million of depreciation and amortization expense for the three months ended
March 31, 2016 and 2015, respectively.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$29,587	$21,856
Short-term investments	27,151	27,188
Accounts receivable, net	15,528	19,725
Inventory	11,836	10,138
Prepaid expenses and other	3,130	3,886
Total current assets	87,232	82,793
Property and equipment, net	10,841	9,414
Other assets	659	662
Total assets	$98,732	$92,869
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,546	$3,243
Accrued liabilities	7,629	12,181
Deferred revenue, current portion	11,749	5,261
Lease financing obligations, current portion	190	226
Total current liabilities	23,114	20,911
Deferred revenue, net of current portion	20,000	6,486
Deferred rent and other liabilities, net of current portion	5,725	4,257
Long-term debt and lease financing obligations, net of current portion and debt issuance costs	41,285	41,000
Total liabilities	90,124	72,654
Total stockholders’ equity	8,608	20,215
Total liabilities and stockholders’ equity	$98,732	$92,869